Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made as of August 18, 2009, between Centex Corporation, a Nevada corporation (“Assignor”) and Pulte Homes, Inc., a Michigan corporation (“Assignee”). Capitalized terms not otherwise defined in this Agreement will have the meanings given to them in the Indenture (as defined in Recital A below).

Recitals

A. Assignor and Chase Bank of Texas, National Association are parties to an Indenture dated as of October 1, 1998 (as supplemented from time to time, the “Indenture”) pursuant to which Assignor has issued the Series of Senior Debt Securities (the “Securities”) set forth on the attached Exhibit A.

B. Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s obligations under the Indenture and the Securities (the “Assumed Obligations”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Assignor hereby assigns and delivers to Assignee all of Assumed Obligations.

2. Assignee hereby assumes and agrees to discharge, and indemnify and hold harmless Assignor from, all of the Assumed Obligations.

3. Except as otherwise set forth in this Agreement, Assignee is not assuming any liability or obligation of Assignor.

4. This Agreement will not affect Assignee’s right to assert any defense with respect to any of the Indenture, the Securities or the Assumed Obligations, at law, in equity or otherwise, against the validity or enforceability of any liability or obligation with respect to any of the Indenture, the Securities or the Assumed Obligations.

5. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

6. The Assignor and Assignee will treat the assignment and assumption of the Assumed Obligation under this Agreement for accounting, tax and all other purposes as follows: (a) for the Assignor, as an increase or credit to equity of the Assignor and an equivalent decrease or debit to the liabilities of the Assignor; and (b) for the Assignee, as an increase or debit to investment in subsidiary of the Assignee and an equivalent increase or credit to the liabilities of the Assignee.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be duly executed as of the date first written above.

ASSIGNOR: CENTEX CORPORATION

By:	/s/ Steven M. Cook
Name: Its:	Steven M. Cook Vice President and Secretary

ASSIGNEE: PULTE HOMES, INC.

By:	/s/ Gregory M. Nelson
Name: Its:	Gregory M. Nelson Vice President

Exhibit A

Senior Debt Securities

1.	5.800% Senior Notes	Issued 09/20/02	Due 09/15/09

2.	4.550% Senior Notes	Issued 11/02/04	Due 11/01/10

3.	7.778% Senior Notes	Issued 02/06/01	Due 02/01/11

4.	7.500% Senior Notes	Issued 01/11/02	Due 01/15/12

5.	5.450% Senior Notes	Issued 08/18/05	Due 08/15/12

6.	5.125% Senior Notes	Issued 10/06/03	Due 10/01/13

7.	5.700% Senior Notes	Issued 05/05/04	Due 05/15/14

8.	5.250% Senior Notes	Issued 06/06/05	Due 06/15/15

9.	6.500% Senior Notes	Issued 05/05/06	Due 05/01/16